Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 on Form S-8 to Registration Statement No. 333-44094 of Conexant Systems, Inc. on Form S-4 of our report dated October 29, 1999, appearing in the Annual Report on Form 10-K of Conexant Systems, Inc. for the year ended
September 30, 1999, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.





DELOITTE & TOUCHE LLP

Costa Mesa, California
November 16, 2000